UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2005

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California		94710
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 19, 2005, XOMA Ltd. (the “Company”) announced that Peter B. Davis, Chief Financial Officer of the Company, has decided to retire effective June 30, 2005 and that the Company intends to promote David Boyle, currently Vice President, Financial Operations of the Company, to the position that will be left by Mr. Davis effective July 1, 2005.

Mr. Boyle joined the Company in January of 2005. From March of 2002 to January of 2005, Mr. Boyle was Director, Finance and later Vice President, Finance at Polycom, Inc. From 1999 to February of 2002, Mr. Boyle served as Director, Business Development at Intel Corporation and from 1996 to 1999 was Executive Vice President and Chief Financial Officer at Salix Pharmaceuticals, Ltd. Before joining Salix, Mr. Boyle spent five years with Serono, S.A. in Switzerland and the United States, most recently as Vice President, Finance and Administration for North America.

A copy of the Company’s press release dated May 19, 2005 is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 9.01. Exhibits.

1.	Press Release dated May 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2005	XOMA LTD.
By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
1.	Press Release dated May 19, 2005.